OKLAHOMA REAL ESTATE COMMISSION

This is a legally binding Contract; if not understood, seek advice from an attorney.

ACKNOWLEDGMENT AND CONFIRMATION OF DISCLOSURES

Prior to entering into a Contract of Sale of Real Estate for the Property described as: 319 S Quincy St, Commerce, OK 74339, **the following items (as applicable) have been disclosed and/or delivered and hereby confirmed:**

Buyer acknowledges and confirms that the Broker providing brokerage services to the Buyer has described and disclosed their duties and responsibilities to the Buyer prior to the Buyer signing this Contract.

- ☐ **(Applicable for in-house transactions only) Buyer acknowledges and confirms that the broker is providing brokerage services to both Parties to the transaction prior to the Parties signing this Contract.**

Buyer acknowledges receipt of Residential Property Condition Disclosure or Disclaimer Form (as applicable to residential real property improved with not less than one nor more than two dwelling units) pursuant to Title 60 O.S., Section 831-839:

- ☐ Buyer has received a Residential Property Condition Disclosure Statement Form (completed and signed by the Seller) and dated within 180 days of receipt.
- ☐ Buyer has received a Residential Property Condition Disclaimer Statement Form (completed and signed by the Seller) and dated within 180 days of receipt.
- ☐ This transaction is exempt from disclosure requirements pursuant to Title 60, O.S., Section 838.
- ☐ Disclosure not required under the Residential Property Condition Disclosure Act.

Buyer acknowledges receipt of Lead-Based Paint/Hazards Disclosures with Appropriate Acknowledgment (if property constructed before 1978)

- ☐ Buyer has signed the "Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards" form, which has been signed and dated by Seller and applicable Licensee(s), and has also received a copy of the Lead-Based Paint Pamphlet titled "Protect Your Family From Lead in Your Home."
- ☐ Property was constructed in 1978 or thereafter and is exempt from this disclosure.
- ☐ The subject of this transaction is not a residential dwelling and does not require a disclosure on Lead-Based Paint/ Hazards.

Buyer acknowledges and confirms the above and further, Buyer acknowledges receipt of Estimate of Costs associated with this transaction and acknowledges that a Contract Information Booklet has been made available to the Buyer in print, or at www.orec.ok.gov.

Buyer Name (Printed): RSE Portfolio, LLC	Buyer Name (Printed):
Buyer Signature: Christopher J. Bruno	Buyer Signature: [signature]
Dated: May 20, 2022	Dated:

Seller acknowledges and confirms that the Broker providing brokerage services to the Seller has described and disclosed their duties and responsibilities to the Seller prior to the Seller signing this Contract.

☐ (Applicable for in-house transactions only) Seller acknowledges and confirms that the broker is providing brokerage services to both Parties to the transaction prior to the Parties signing this Contract.

Seller further acknowledges receipt of Estimate of Costs associated with this transaction and that a Contract Information Booklet has been made available to the Seller in print, or at www.orec.ok.gov.

Seller Name (Printed): Brian Brassfield	Seller Name (Printed): Tony Holden
Seller Signature: [signature]	Seller Signature: [signature]
Dated: May 20, 2022	Dated: MAY 20, 2022

Property Address 319 S Quincy St, Commerce, OK 74339

OKLAHOMA REAL ESTATE COMMISSION

This is a legally binding Contract; if not understood, seek advice from an attorney.

OKLAHOMA UNIFORM CONTRACT OF SALE OF REAL ESTATE
RESIDENTIAL SALE

CONTRACT DOCUMENTS. The Contract is defined as this document with the following attachment(s):
(check as applicable)

___ Conventional Loan
___ FHA Loan
___ VA Loan
___ USDA
___ Native American Guaranteed Loan Supplement
___ Assumption
___ Seller Financing
___ Single Family Mandatory Homeowners' Association
___ Condominium Association & Townhouse Association
_✓_ Supplement
___ Sale of Buyer's Property - Presently Under Contract
___ Sale of Buyer's Property - Not Under Contract
____

PARTIES. THE CONTRACT is entered into between:

Brian Brassfield, and Tony Holden "Seller"
and RSE Portfolio, LLC "Buyer."

The Parties' signatures at the end of the Contract, which includes any attachments or documents incorporated by reference, with delivery to their respective Brokers, if applicable, will create a valid and binding Contract, which sets forth their complete understanding of the terms of the Contract. This agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. The Contract shall be executed by original signatures of the Parties or by signatures as reflected on separate identical Contract counterparts (carbon, photo, fax or other electronic copy). The Parties agree that as to all aspects of this transaction involving documents an electronic signature shall have the same force and effect as an original signature pursuant to the provisions of the Uniform Electronic Transactions Act, 12A, Oklahoma Statutes, Section 15-101 et seq. **All prior verbal or written negotiations, representations and agreements are superceded by the Contract, may only be modified or assigned by a further written agreement of Buyer and Seller.**

The Parties agree that all notices and documents provided for in this contract shall be delivered to the Parties or their respective brokers, if applicable. Seller agrees to sell and convey by General Warranty Deed, and Buyer agrees to accept such deed and buy the Property described herein, on the following terms and conditions:

The Property shall consist of the following described real estate located in Ottawa County, Oklahoma.

1. **LEGAL DESCRIPTION.** LOTS 9 AND 10, BLOCK 50 IN THE TOWN OF NORTH MIAMI, NOW COMMERCE OTTAWA COUNTY, OKLAHOMA, ACCORDING TO THE RECORDED PLAT THEREOF

Property Address	City	Zip
319 S Quincy	Commerce, OK	74339

Together with all fixtures and improvements, and all appurtenances, subject to existing zoning ordinances, plat or deed restrictions, utility easements serving the Property, **including** all mineral rights owned by Seller, which may be subject to lease, unless expressly reserved by Seller in the Contract and **excluding** mineral rights previously reserved or conveyed of record (collectively referred to as "the Property.")

2. **PURCHASE PRICE, EARNEST MONEY, AND SOURCE OF FUNDS.** This is a CASH TRANSACTION unless a Financing Supplement is attached. The Purchase Price is $175,000.00 payable by Buyer as follows: Within three (3) days of the execution of the Contract, Buyer must deliver $2,000.00 as Earnest Money, which shall be deposited in the trust account of Ottawa County Abstract & Title Co., or if left blank, the Listing Broker's trust account, as partial payment of the purchase price and/or closing costs. Buyer shall pay the balance of the purchase price and Buyer's Closing costs at Closing. If Buyer fails to deliver the earnest money within the time required, Seller may terminate this contract or exercise Seller's remedies under Paragraph 16, or both, by providing notice to Buyer before Buyer delivers the earnest money. If the last day to deliver the earnest money falls on a Saturday, Sunday, or legal holiday, the time to deliver the earnest money is extended until the end of the next day that is not a Saturday, Sunday, or legal holiday.

Property Address 319 S Quincy St, Commerce, OK 74339

4. **ACCESSORIES, EQUIPMENT AND SYSTEMS**. The following items, if existing on the Property, unless otherwise excluded, shall remain with the Property at no additional cost to Buyer:

- Attic and ceiling fan(s)
- Bathroom mirror(s)
- Other mirrors, if attached
- Central vacuum & attachments
- Floor coverings, if attached
- Key(s) to the property
- Built-in and under cabinet/counter appliance(s)
- Free standing slide-in/drop-in kitchen stove
- Built-in sound system(s)/speaker(s)
- Lighting & light fixtures
- Fire, smoke and security system(s), if owned
- Shelving, if attached
- Fireplace inserts, logs, grates, doors and screens
- Free standing heating unit(s)
- Humidifier(s), if attached
- Water conditioning systems, if owned
- Window treatments & coverings, interior & exterior
- Storm windows, screens & storm doors
- Garage door opener(s) & remote transmitting unit(s)
- Fences (includes sub-surface electric & components)
- Mailboxes/Flag poles
- Outside cooking unit(s), if attached
- Propane tank(s) if owned
- TV antennas/satellite dish system(s) and control(s), if owned
- Sprinkler systems & control(s)
- Swimming Pool/Spa equipment/ accessories
- Attached recreational equipment
- Exterior landscaping and lighting
- Entry gate control(s)
- Water meter, sewer/trash membership, if owned
- All remote controls, if applicable
- Transferable Service Agreements and Product Warranties

A. **Additional Inclusions**. The following items shall also remain with the Property at no additional cost to Buyer: Table + Chairs, Sofa, Chair, Floor lamp, Wooden Cook Stove, Kitchen Cabinet, Mining helmet,

B. **Exclusions**. The following items shall not remain with the Property: ______________________________.

5. **TIME PERIODS SPECIFIED IN CONTRACT.** Time periods for Investigations, Inspections and Reviews and Financing Supplement shall commence on ______________________ (**Time Reference Date**), regardless of the date the Contract is signed by Buyer and Seller. The day after the Time Reference Date shall be counted as day one (1). If left blank, the Time Reference Date shall be the third day after the last date of signatures of the Parties.

6. **RESIDENTIAL PROPERTY CONDITION DISCLOSURE.** No representations by Seller regarding the condition of Property or environmental hazards are expressed or implied, other than as specified in the Oklahoma Residential Property Condition Disclosure Statement ("Disclosure Statement") or the Oklahoma Property Condition Disclaimer Statement ("Disclaimer Statement"), if applicable. A real estate licensee has no duty to Seller or Buyer to conduct an independent inspection of the Property and has no duty to independently verify accuracy or completeness of any statement made by Seller in the Disclosure Statement and any amendment or the Disclaimer Statement.

7. **INVESTIGATIONS, INSPECTIONS and REVIEWS**.

A. Buyer shall have 10 days (10 days if left blank) after the Time Reference Date to complete any investigations, inspections, and reviews. Seller shall have water, gas and electricity turned on and serving the Property for Buyer's inspections, and through the date of possession or Closing, whichever occurs first. If required by ordinance, Seller, or Seller's Broker, if applicable, shall deliver to Buyer, in care of Buyer's Broker, if applicable, within five (5) days after the Time Reference Date any written notices affecting the Property.

B. Buyer, together with persons deemed qualified by Buyer and at Buyer's expense, shall have the right to enter upon the Property to conduct any and all investigations, inspections, and reviews of the Property. Buyer's right to enter upon the Property shall extend to Oklahoma-licensed Home Inspectors and licensed architects for purposes of performing a home inspection. Buyer's right to enter upon the Property shall also extend to registered professional engineers, professional craftsman and/or other individuals retained by Buyer to perform a limited or specialized investigation, inspection or review of the Property pursuant to a license or registration from the appropriate State licensing board, commission or department. Finally, Buyer's right to enter upon the Property shall extend to any other person representing Buyer to conduct an investigation, inspection and/or review which is lawful but otherwise unregulated or unlicensed under Oklahoma Law. Buyer's investigations, inspections, and reviews may include, but not be limited to, the following:

1) **Disclosure Statement or Disclaimer Statement unless exempt**
2) **Flood, Storm Run off Water, Storm Sewer Backup or Water History**
3) **Psychologically Impacted Property and Megan's Law**
4) **Hazard Insurance** (Property insurability)
5) **Environmental Risks**, including, but not limited to soil, air, water, hydrocarbon, chemical, carbon, asbestos, mold, radon gas, lead-based paint
6) **Roof,** structural members, roof decking, coverings and related components
7) **Home Inspection**
8) **Structural Inspection**
9) **Fixtures, Equipment and Systems Inspection.** All fixtures, equipment and systems relating to plumbing (including sewer/septic system and water supply), heating, cooling, electrical, built-in appliances, swimming pool, spa, sprinkler systems, and security systems
10) **Termites and other Wood Destroying Insects Inspection**

Property Address 319 S Quincy St, Commerce, OK 74339

11) **Use of Property.** Property use restrictions, building restrictions, easements, restrictive covenants, zoning ordinances and regulations, mandatory Homeowner Associations and dues

12) **Square Footage.** Buyer shall not rely on any quoted square footage and shall have the right to measure the Property.

13) ______________________________

C. TREATMENTS, REPAIRS AND REPLACEMENTS (TRR).

1) **TREATMENT OF TERMITES AND OTHER WOOD DESTROYING INSECTS**. Treatment and repair cost in relation to termites and other wood destroying insects shall be limited to the residential structure, garage(s) and other structures as designated in Paragraph 13 of the Contract and as provided in subparagraph C2b below.

2) **TREATMENTS, REPAIRS, AND REPLACEMENTS REVIEW.** Buyer or Buyer's Broker, if applicable, within 24 hours after expiration of the time period referenced in Paragraph 7A of the Contract, shall deliver to Seller, in care of the Seller's Broker, if applicable, a copy of all written reports obtained by Buyer, if any, pertaining to the Property and Buyer shall select one of the following:

   a. If, in the sole opinion of the Buyer, results of Investigations, Inspections or Reviews are unsatisfactory, the Buyer may cancel the Contract by delivering written notice of cancellation to Seller, in care of Seller's Broker, if applicable, and receive refund of Earnest Money.

   OR

   b. Buyer, upon completion of all Investigations, Inspections and Reviews, waives Buyer's right to cancel as provided in 7C2a above, by delivering to Seller, in care of Seller's Broker, if applicable, a written list on a Notice of Treatments, Repairs, and Replacements form (TRR form) of those items to be treated, repaired or replaced (including repairs caused by termites and other wood destroying insects) that are not in normal working order (defined as the system or component functions without defect for the primary purpose and manner for which it was installed. Defect means a condition, malfunction or problem, which is not decorative, that will have a materially adverse effect on the value of a system or component).

      i. Buyer and Seller shall have 7 days (7 days if blank) after the Seller's or Seller's Broker, if applicable, receipt of the completed TRR form to negotiate the Treatment, Repair, or Replacement items. If a written agreement is reached, seller shall complete all agreed Treatments, Repairs, or Replacements prior to the closing date. If a written agreement is not reached within the time specified in this provision, the Contract shall terminate and the Earnest Money returned to the Buyer.

D. EXPIRATION OF BUYER'S RIGHT TO CANCEL CONTRACT.

1) Failure of Buyer to complete one of the following within the time periods in Investigations, Inspections, or Reviews Paragraph shall constitute acceptance of the Property regardless of its condition:
   a. Perform any Investigations, Inspections or Reviews;
   b. Deliver a written list on a TRR form of items to be treated, repaired and replaced; or
   c. Cancel the Contract

2) After expiration of the time periods in Investigations, Inspections and Reviews Paragraph, Buyer's inability to obtain a loan based on unavailability of hazard insurance coverage shall not relieve the Buyer of the obligation to close transaction.

3) After expiration of the time periods in Investigations, Inspections and Reviews Paragraph, any square footage calculation of the dwelling, including but not limited to appraisal or survey, indicating more or less than quoted, shall not relieve the Buyer of the obligation to close this transaction.

E. INSPECTION OF TREATMENTS, REPAIRS AND REPLACEMENTS AND FINAL WALK-THROUGH.

1) Buyer, or other persons Buyer deems qualified, may perform re-inspections of Property pertaining to Treatments, Repairs and Replacements.

2) Buyer may perform a final walk-through inspection, which Seller may attend. Seller shall deliver Property in the same condition as it was on the date upon which Contract was signed by Buyer (ordinary wear and tear excepted) subject to Treatments, Repairs and Replacements.

3) All inspections and re-inspections shall be paid by Buyer, unless prohibited by mortgage lender.

Property Address 319 S Quincy St, Commerce, OK 74339

10. **TITLE EVIDENCE.**

A. **SELLER'S EXPENSE.** Seller, at Seller's expense shall complete within thirty (30) days prior to Closing Date, agrees to make available to Buyer the following:

1) A complete and current surface-rights-only Abstract of Title, certified by an Oklahoma-licensed and bonded abstract company;

OR

A copy of Seller's existing owner's title insurance policy issued by a title insurer licensed in the State of Oklahoma together with a supplemental and current surface-rights-only abstract certified by an Oklahoma-licensed and bonded abstract company;

2) A current Uniform Commercial Code Search Certificate.

B. **BUYER'S EXPENSE.** Buyer, at Buyer's expense, shall obtain:

(Check one)

☑ Commitment for issuance of a title insurance policy based on an Attorney's Title Opinion which is rendered for the title insurance purposes for the Owner's or Lender's title insurance policy.

OR

☐ Attorney's Title Opinion, which is not rendered for title insurance purposes.

C. **LAND OR BOUNDARY SURVEY OR REPORT.** Seller agrees that Buyer, at Buyer's expense, may have a licensed surveyor enter upon the Property to perform:

(Check one)

☐ a Land or Boundary (Pin Stake) Survey, or

☑ a Mortgage Inspection Report

The (1) Abstract of Title, (2) Commitment for Title Insurance or Attorney's Title Opinion, (3) the Uniform Commercial Code Search Certificate, and (4) the Survey or Mortgage Inspection Report, if selected, collectively constitutes the "Title Evidence."

D. **BUYER TO EXAMINE TITLE EVIDENCE.**

1) Buyer shall have ten (10) days after receipt to examine the Title Evidence and to deliver Buyer's objections to Title to Seller or Seller's Broker, if applicable. In the event the Title Evidence is not made available to Buyer within ten (10) days prior to Closing Date, said Closing Date shall be extended to allow Buyer the ten (10) days from receipt to examine the Title Evidence.

2) Buyer agrees to accept title subject to: (i) utility easements serving the property, (ii) building and use restrictions of record, (iii) set back and building lines, (iv) zoning regulations, and (v) reserved and severed mineral rights, which shall not be considered objections for requirements of Marketable Title.

E. **SELLER TO CORRECT ISSUES WITH TITLE (IF APPLICABLE), POSSIBLE CLOSING DELAY.** Upon receipt by Seller, or in care of Seller's Broker, if applicable, of any title requirements reflected in an Attorney's Title Opinion or Title Insurance Commitment, based upon the standards of marketable title set out in the Title Examination Standards of the Oklahoma Bar Association, the Parties agree to the following:

1) At Seller's option and expense, Seller may cure title requirements identified by Buyer; and

2) Delay Closing Date for 30 days [thirty (30) days if blank], or a longer period as may be agreed upon in writing, to allow Seller to cure Buyer's title requirements. In the event Seller cures Buyer's objection prior to the delayed Closing Date, Buyer and Seller agree to close within five (5) days of notice of such cure. In the event that title requirements are not cured within the time specified in this subparagraph, the Buyer may cancel the Contract and receive a refund of Earnest Money.

F. Upon Closing, any existing Abstract(s) of Title owned by Seller, shall become the property of Buyer.

11. TAXES, ASSESSMENTS AND PRORATIONS.

A. General ad valorem taxes for the current calendar year shall be prorated through the date of closing, if certified. However, if the amount of such taxes has not been fixed, the proration shall be based upon the rate of levy for the previous calendar year and the most current assessed value available at the time of Closing.

B. The following items shall be paid by Seller at Closing: (i) Documentary Stamps; (ii) all utility bills, actual or estimated; (iii) all taxes other than general ad valorem taxes which are or may become a lien against the Property; (iv) any labor, materials, or other expenses related to the Property, incurred prior to Closing which is or may become a lien against the Property.

C. At Closing all leases, if any, shall be assigned to Buyer and security deposits, if any, shall be transferred to Buyer. Prepaid rent and lease payments shall be prorated through the date of Closing.

D. If applicable, membership and meters in utility districts to include, but not limited to, water, sewer, ambulance, fire, garbage, shall be transferred at no cost to Buyer at Closing.

Property Address 319 S Quincy St, Commerce, OK 74339

E. If the property is subject to a mandatory Homeowner's Association, dues and assessments, if any, based on most recent assessment, shall be prorated through the date of Closing. Any fees or costs associated with a statement of Homeowner's Association proof of current status and/or transfer of Homeowner's Association membership would be at expense of Seller.

F. All governmental and municipal special assessments against the property (matured or not matured), not to include Homeowner's Association special assessments, whether or not payable in installments, shall be paid in full by Seller at Closing.

12. **RESIDENTIAL SERVICE AGREEMENT.**

(Check one)

A. ☑ The Property shall not be covered by a Residential Service Agreement.

B. ☐ Seller currently has a Residential Service Agreement in effect on the Property. Seller, at Seller's expense, shall transfer the agreement with one (1) year coverage to the Buyer at Closing.

C. ☐ The Property shall be covered by a Residential Service Agreement selected by the Buyer at an approximate cost of $__________. Seller agrees to pay $__________ and Buyer agrees to pay the balance.

The Seller and Buyer acknowledge that the real estate broker(s) may receive a fee for services provided in connection with the Residential Service Agreement.

Buyer acknowledges that a Residential Service Agreement does not replace/substitute Property inspection rights.

13. **ADDITIONAL PROVISIONS.**

During the Inspection period Seller shall deliver to Buyer sufficient proof that the property was the childhood home of Mickey Charles Mantle and owned by his parents Lovell and Elvin Charles Mantle. Sent BB

14. **MEDIATION.** Any dispute arising with respect to the Contract shall first be submitted to a dispute resolution mediation system servicing the area in which the Property is located. Any settlement agreement shall be binding. In the event an agreement is not reached, the Parties may pursue legal remedies as provided by the Contract.

15. **CHOICE OF LAW AND FORUM:** This Contract shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or principles that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Parties agree that all disputes, claims, and causes of action arising out of or related to this Contract shall be decided by either Oklahoma State Courts or Federal Courts in the State of Oklahoma.

16. **BREACH AND FAILURE TO CLOSE.** Seller or Buyer shall be in breach of this Contract if either fails to comply with any material covenant, agreement, or obligation within the time limits required by this Contract. **TIME IS OF THE ESSENCE IN THIS CONTRACT.**

A. **UPON BREACH BY SELLER.** If the Buyer performs all of the obligations of Buyer, and Seller fails to convey the Title or fails to perform any other obligations of the Seller under this Contract, then Buyer shall be entitled to either cancel and terminate this Contract, return the abstract to Seller and receive a refund of the Earnest Money, or pursue any other remedy available at law or in equity, including specific performance.

B. **UPON BREACH BY BUYER.** If at any time prior to closing the Buyer's Earnest Money should fail for lack of delivery or lack of collection pursuant to Paragraph 2, then Seller may, at Seller's option, elect to do one of the following: (i) cancel and terminate this Contract upon delivery of notice of termination to Buyer, (ii) pursue any other remedy available at law or in equity, or (iii) enter into a written agreement between Buyer and Seller modifying the terms of Paragraph 2 to cure the lack of delivery or lack of collection of the Earnest Money. If, after the Seller has performed Seller's obligation under this Contract, and Buyer fails to provide funding, or fails to perform any other obligations of the Buyer under this Contract, then the Seller may, at Seller's option, cancel and terminate this Contract and retain all sums paid by the Buyer, but not to exceed 5% of the purchase price, as liquidated damages, or pursue any other remedy available at law or in equity, including specific performance.

17. INCURRED EXPENSES AND RELEASE OF EARNEST MONEY.

A. **INCURRED EXPENSES.** Buyer and Seller agree that any expenses, incurred on their behalf, shall be paid by the Party incurring such expenses and shall not be paid from Earnest Money.

B. **RELEASE OF EARNEST MONEY.** In the event a dispute arises prior to the release of Earnest Money held in escrow, the escrow holder shall retain said Earnest Money until one of the following occur:

1) A written release is executed by Buyer and Seller agreeing to its disbursement;
2) Agreement of disbursement is reached through Mediation;
3) Interpleader or legal action is filed, at which time the Earnest Money shall be deposited with the Court Clerk; **or**
4) The passage of thirty (30) days from the date of final termination of the Contract has occurred and options 1), 2) or 3) above have not been exercised; Broker escrow holder, at Broker's discretion, may disburse Earnest Money. Such disbursement may be made only after fifteen (15) days written notice to Buyer and Seller at their last known address stating the escrow holder's proposed disbursement.
5) In the event Earnest Money is held in escrow at a title company, the Earnest Money may only be released pursuant to paragraph 17(B)(1), (2), or (3).

Property Address 319 S Quincy St, Commerce, OK 74339

18. **DELIVERY OF ACCEPTANCE OF OFFER OR COUNTEROFFER.** The Buyer and Seller authorize their respective Brokers, if applicable, to receive delivery of an accepted offer or counteroffer, and any related addenda and/or documents.

19. **NON-FOREIGN SELLER.** Seller represents that at the time of acceptance of this contract and at the time of Closing, Seller is not a "foreign person" as such term is defined in the Foreign Investments in Real Property Tax Act of 1980 (26 USC Section 1445(f) et. Sec) ("FIRPTA"). If either the sales price of the property exceeds $300,000.00 or the buyer does not intend to use the property as a primary residence then, at the Closing, and as a condition thereto, Seller shall furnish to Buyer an affidavit, in a form and substance acceptable to Buyer, signed under penalty of perjury containing Seller's United States Social Security and/or taxpayer identification numbers and a declaration to the effect that Seller is not a foreign person within the meaning of Section "FIRPTA."

20. **TERMINATION OF OFFER. The above Offer shall automatically terminate on** June 1, 2022 at 11:00am a.m. / p.m. (circle one), unless withdrawn prior to acceptance or termination.

OFFER REJECTED AND SELLER IS NOT MAKING A COUNTEROFFER ____________ ____________, 20____

Seller's Signature	Seller's Signature

20. **EXECUTION BY PARTIES.**

AGREED TO BY BUYER:		**AGREED TO BY SELLER:**	
RSE Portfolio, LLC	May 20, 2022	Brian L. Brassfield	May 20, 2022
Buyer's Printed Name	Date	Seller's Printed Name	Date
Christopher J. Bruno		[signature]	
Buyer's Signature		Seller's Signature	
		Tony D. Holden	
Buyer's Printed Name	Date	Seller's Printed Name	Date
		[signature]	May 20, 2022
Buyer's Signature		Seller's Signature	
Buyer's Printed Name	Date	Seller's Printed Name	Date
Buyer's Signature		Seller's Signature	

ASSOCIATE INFORMATION

SELLING BROKER/ASSOCIATE:	**LISTING BROKER/ASSOCIATE:**
NA	NA
Name and **OREC** Associate License Number	Name and **OREC** Associate License Number
NA	NA
OREC Company Name	**OREC** Company Name
OREC Company License Number	**OREC** Company License Number
Company Address	Company Address

OKLAHOMA REAL ESTATE COMMISSION

This is a legally binding Contract; if not understood, seek advice from an attorney.

SUPPLEMENT

This Supplement, which is attached to and is part of the Oklahoma Uniform Contract of Sale of Real Estate between Brian Brassfield and Tony Holden ("Seller") and RSE Portfolio, LLC ("Buyer") relating to the following described real estate located in Ottawa County, Oklahoma, at: (Legal Description or Property Address) 319 S Quincy St, Commerce, OK 74339

The following is a listing of all the furniture, fixtures, and personal property included in the sale:

See Contract 4A

319 S Quincy St, Commerce, OK 74339

319 S Quincy St, Commerce, OK 74339

319 S Quincy St, Commerce, OK 74339

319 S Quincy St, Commerce, OK 74339